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                                                                    EXHIBIT 99.1

CONTACT:    Robert Gross
            President and Chief Executive Officer
            (585) 647-6400

            Catherine D'Amico
            Executive Vice President - Finance
            Chief Financial Officer
            (585) 647-6400

            Investor Relations:
            Suzanne Rosenberg/Melissa Myron
            Media Contact:
            Stephanie Sampiere
            FD Morgen-Walke
            (212) 850-5600

FOR IMMEDIATE RELEASE
---------------------

       MONRO MUFFLER BRAKE, INC. TO EXCEED FOURTH QUARTER AND FISCAL 2003
                              EARNINGS EXPECTATIONS

            ~ Q4 COMPARABLE STORE SALES INCREASE APPROXIMATELY 7% ~
      ~ COMPANY ESTIMATES FISCAL 2003 EPS IN THE RANGE OF $1.44 TO $1.46 ~

     ROCHESTER, N.Y. - MARCH 31, 2003 - MONRO MUFFLER BRAKE, INC. (NASDAQ: MNRO) announced today that it expects to exceed the Company's previously issued earnings estimates for the fourth quarter and fiscal year ended March 29, 2003. The Company now anticipates earnings per diluted share for the fiscal year to range between $1.44 and $1.46, compared to its previous earnings estimate of $1.41 to $1.43 per diluted share. For the fourth quarter, the Company projects earnings per diluted share in the range of $0.24 to $0.26, an increase from earnings per diluted share of $0.21 to $0.23, previously forecasted.

     The Company plans to release its fourth quarter and fiscal 2003 results during the week of May 19, 2003.

     Robert G. Gross, President and Chief Executive Officer of Monro, commented, "Our better-than-anticipated results are being driven by an estimated 7% comparable store sales gain in the fourth quarter, resulting largely from continued increases in store traffic, scheduled
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maintenance services and tire sales. This strong performance is a testament to our ongoing strategy of attracting customers into our stores with discount oil changes and encouraging repeat business by offering superior customer service and a compelling assortment of quality products and services. These efforts, along with our unique direct-to-consumer marketing strategy and store execution, have proven extremely effective."

     The Company also announced that it plans to host a conference call and webcast on Tuesday, April 15, 2003, at 11:00 A.M. Eastern Time, to provide fiscal 2004 financial projections.

     Monro Muffler Brake operates a chain of stores providing automotive undercar repair and tire services in the United States, operating under the brand names of Monro Muffler Brake and Service, Speedy Auto Service by Monro, Kimmel Tires - Auto Service and Tread Quarters Discount Tires. The Company currently operates 560 stores and has 19 dealer locations in New York, Pennsylvania, Ohio, Connecticut, Massachusetts, West Virginia, Virginia, Maryland, Vermont, New Hampshire, New Jersey, North Carolina, South Carolina, Indiana, Rhode Island, Delaware and Michigan. Monro's stores provide a full range of services for exhaust systems, brake systems, tires, steering and suspension systems and many vehicle maintenance services.

Certain statements made above may be forward-looking and are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve uncertainties, which may cause the Company's actual results in future periods to differ materially from those expressed. These uncertainties include, but are not necessarily limited to, uncertainties affecting retail generally (such as consumer confidence and demand for auto repair); risks relating to leverage and debt service (including sensitivity to fluctuations in interest rates); dependence on, and competition within, the primary markets in which the Company's stores are located; the need for, and costs associated with, store renovations and other capital expenditures; risks relating to integration of the acquired business; and the risks described from time to time in the Company's SEC reports which include the report on Form 10K for the fiscal year ended March 30, 2002.


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